Exhibit 10.28
Coal sales contract
Supplier: Inner Mongolia Tehong Coal Group Co., Ltd
Purchaser: Zhejiang Zheneng Fuxing Fuel Co., Ltd

1. Company's name, station, specification, term, quantity

Name	Starting station	Ending station	specification	quality	The time of taking good and the quantity (ton)
					Total of all	1quarter			2quarter			3quarter			4quarter
					year	1	2	3	4	5	6	7	8	9	10	11	12
Zhejiang Zheneng Fuxing Fuel Co., Ltd	Gong Ji Ban	Liqi Zhuang	Mixed coal of Inner Mongolia	Heat-generating rate should more than or equal to 5600kcal/kg	200000	16000	16000	16000	16000	17000	17000	17000	17000	17000	17000	17000	17000
	Qinghuangdao Port	Jiaxing Power Factory

2.	Delivery
3.	Checking method
4.	Coal's unit price and perform term
5.	Method for payment of coal, freight and other fee
6.	Breaching responsibility
7.	Method for dissension solving
8.	Other stipulation

Supplier		Purchaser		Notarization opinion: Notarization Bureau (stamp) Jan.11, 2007
Name of supplier( stamp ): Address: Zhunger County Guanbanwusu Coal Mine Artificial person: Ding wenxiang Representative: Tel: 13904710669 Cable address:	Bank of opening an account: Construction Bank of China Zhunger County Branch Account No: 15001886640052500754 Taxpayer Register No: 152721720133047 Postalcode: 101150	Name of purchaser( stamp ): Address: Artificial person: Zhang jin Representative: Tel: 0571-87089988 Cable address:	Bank of opening an account: Agricultural Bank of China Daxie Branch Account No: 39352001040006431 Taxpayer Register No: 330206764503935 Postalcode: 310003